certification

James Katz, Principal Executive Officer/President, and Brian Curley, Principal Financial Officer/Treasurer of Humankind Benefit Corporation (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                                   Principal Financial Officer/Treasurer

/s/ James Katz                                                                  /s/ Brian Curley

James Katz                                                                      Brian Curley

Date: 3/6/23                                                                     Date: 3/6/23

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Humankind US Stock ETF and will be retained by the Humankind Benefit Corporation and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.